[CONFORMED COPY]

                               $3,500,000,000

                                   5-YEAR
                              CREDIT AGREEMENT


                                dated as of

                                May 21, 1997


                                   among


                       Norfolk Southern Corporation,

                The Banks From Time to Time Parties Hereto,

                 Morgan Guaranty Trust Company of New York,
                          as Administrative Agent

                                    and

                     Merrill Lynch Capital Corporation,
                           as Documentation Agent

                          ------------------------


                        J.P. Morgan Securities Inc.
                                    and
                            Merrill Lynch & Co.,
                                 Arrangers




                             TABLE OF CONTENTS

                              ---------------

                                                               PAGE

ARTICLE 1
            DEFINITION
            SECTION 1.1.   Definitions............................1
            SECTION 1.2.   Accounting Terms and Determinations...12
            SECTION 1.3.   Types of Loans and Borrowings.........12

ARTICLE 2
            THE CREDIT
            SECTION 2.1.   Commitments to Lend...................12
            SECTION 2.2.   Notice of Committed Borrowings........13
            SECTION 2.3.   Money Market Borrowings...............13
            SECTION 2.4.   Notice to Banks; Funding of Loans.....16
            SECTION 2.5.   Maturity of Loans.....................17
            SECTION 2.6.   Interest Rates........................17
            SECTION 2.7.   Regulation D Compensation.............20
            SECTION 2.8.   Facility Fees.........................20
            SECTION 2.9.   Optional Termination or Reduction
                             of Commitments......................21
            SECTION 2.10.  Method of Electing Interest Rates.....21
            SECTION 2.11.  Optional Prepayments..................22
            SECTION 2.12.  Scheduled Termination of Commitments..22
            SECTION 2.13.  General Provisions as to Payments.....23
            SECTION 2.14.  Funding Losses........................23
            SECTION 2.15.  Computation of Interest and Fees......24
            SECTION 2.16.  Registry..............................24

ARTICLE 3
            CONDITIONS
            SECTION 3.1.   Closing Date..........................24
            SECTION 3.2.   Borrowings............................25
            SECTION 3.3.   Waiver by Banks.......................26

ARTICLE 4
            REPRESENTATIONS AND WARRANTIES
            SECTION 4.1.   Corporate Existence and Power.........26
            SECTION 4.2.   Corporate and Governmental
                             Authorization; No Contravention.....26
            SECTION 4.3.   Binding Effect........................27
            SECTION 4.4.   Financial Information.................27
            SECTION 4.5.   Litigation............................28
            SECTION 4.6.   Compliance with Laws..................28
            SECTION 4.7.   Environmental Matters.................28
            SECTION 4.8.   Taxes.................................28
            SECTION 4.9.   Significant Subsidiaries..............29
            SECTION 4.10.  Not an Investment Company or
                             a Holding Company...................29
            SECTION 4.11.  Full Disclosure.......................29
            SECTION 4.12.  No Default............................29

ARTICLE 5
            COVENANTS
            SECTION 5.1.   Information...........................30
            SECTION 5.2.   Maintenance of Property; Insurance....32
            SECTION 5.3.   Conduct of Business and Maintenance
                             of Existence........................32
            SECTION 5.4.   Compliance with Laws..................33
            SECTION 5.5.   Payment of Obligations................33
            SECTION 5.6.   Inspection of Property, Books and
                             Records.............................33
            SECTION 5.7.   Financial Covenants...................33
            SECTION 5.8.   Negative Pledge.......................34
            SECTION 5.9.   Consolidations, Mergers and Sales
                             of Assets...........................35
            SECTION 5.10.  Use of Proceeds.......................37
            SECTION 5.11.  Limitation on Subsidiary Debt and
                             Debt of Conrail.....................37
            SECTION 5.12.  Transactions with Affiliates..........38
            SECTION 5.13.  Arrangements Regarding Conrail
                             Stock and Assets....................38
            SECTION 5.14.  Consummation..........................38

ARTICLE 6
            DEFAULT
            SECTION 6.1.   Events of Default.....................38
            SECTION 6.2.   Notice of Default.....................40

ARTICLE 7
            THE AGENT
            SECTION 7.1.   Appointment and Authorization.........41
            SECTION 7.2.   Agents and Affiliates.................41
            SECTION 7.3.   Action by Administrative Agent........41
            SECTION 7.4.   Consultation with Experts.............41
            SECTION 7.5.   Liability of Agents...................41
            SECTION 7.6.   Indemnification.......................41
            SECTION 7.7.   Credit Decision.......................42
            SECTION 7.8.   Successor Agent.......................42
            SECTION 7.9.   Agents' Fees..........................42

ARTICLE 8
            CHANGE IN CIRCUMSTANCE
            SECTION 8.1.   Basis for Determining Interest Rate
                             Inadequate or Unfair................42
            SECTION 8.2.   Illegality............................43
            SECTION 8.3.   Increased Cost and Reduced Return.....43
            SECTION 8.4.   Taxes.................................45
            SECTION 8.5.   Base Rate Loans Substituted for
                              Affected Fixed Rate................47
            SECTION 8.6.   Substitution of Bank..................48

ARTICLE 9
            MISCELLANEOUS
            SECTION 9.1.   Notices...............................48
            SECTION 9.2.   No Waivers............................49
            SECTION 9.3.   Expenses; Indemnification.............49
            SECTION 9.4.   Sharing of Set-Offs...................49
            SECTION 9.5.   Amendments and Waivers................50
            SECTION 9.6.   Successors and Assigns................50
            SECTION 9.7.   Governing Law; Submission to
                             Jurisdiction, WAIVER OF JURY
                             TRIAL...............................51
            SECTION 9.8.   Counterparts; Integration;
                             Effectiveness.......................52
            SECTION 9.9.   Confidentiality.......................52
            SECTION 9.10.  Termination...........................52
            SECTION 9.11.  Collateral............................52
            SECTION 9.12.  Representations of Banks..............53

Commitment Schedule

Pricing Schedule

Exhibit A  - Note

Exhibit B-1 - Opinion of Special Counsel for the Borrower

Exhibit B-2 - Opinion of General Counsel of the Borrower

Exhibit C - Opinion of Special Counsel for the Agents

Exhibit D - Assignment and Assumption Agreement

Exhibit E - Money Market Quote Request

Exhibit F - Invitation for Money Market Quotes

Exhibit G - Money Market Quote



                          5-YEAR CREDIT AGREEMENT

      AGREEMENT dated as of May 21, 1997, among NORFOLK SOUTHERN
CORPORATION, the BANKS from time to time parties hereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and MERRILL LYNCH CAPITAL CORPORATION, as Documentation Agent.

      The parties hereto agree as follows:


                                 ARTICLE 1

                                 DEFINITION

SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

      "Acquisition" means the acquisition by the Borrower and CSX, directly or indirectly (including without limitation through the Voting Trust), of Conrail pursuant to the Joint Offer and the Merger.

      "Acquisition Sub" means the entity to be formed by the Borrower and CSX to facilitate the Joint Offer and the Merger, the voting equity of which will be owned 50% by the Borrower and 50% by CSX.

      "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

      "Adjusted CD Rate" has the meaning set forth in Section 2.6(b).

      "Adjusted Consolidated Total Capital" means at any date the sum of
(i) Consolidated Net Worth and (ii) Adjusted Consolidated Total Debt, in each case at such date.

      "Adjusted Consolidated Total Debt" means at any date, without duplication, (i) the aggregate amount of Debt of the Borrower and its Consolidated Subsidiaries (including without limitation the aggregate amount of Debt of Conrail which constitutes Debt of the Borrower or any of its Consolidated Subsidiaries pursuant to clause (viii) of the definition of Debt (any such Debt, "Guaranteed Conrail Debt")), determined on a consolidated basis as of such date plus (ii) (x) the aggregate amount of Debt of Conrail and its Consolidated Subsidiaries, determined on a consolidated basis as of such date minus the aggregate amount of Guaranteed Conrail Debt as of such date times (y) 58%.

      "Administrative Agent" means Morgan Guaranty Trust Company of New York in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.

      "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

      "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" means the Administrative Agent or the Documentation Agent, and "Agents" means both of them.

      "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

      "Applicable Margin" means, (i) with respect to Euro-Dollar Loans at any time, the Euro-Dollar Margin at such time and (ii) with respect to CD Loans at any time, the CD Margin at such time. The Euro-Dollar Margin and the CD Margin applicable at any time are the respective percentage rates per annum set forth in the Pricing Schedule which are applicable at such time in accordance with the Pricing Schedule.

      "Assessment Rate" has the meaning set forth in Section 2.6(b).

      "Assignee" has the meaning set forth in Section 9.6(c).

      "Bank" means each financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

      "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus Federal Funds Rate for such day.

      "Base Rate Loan" means a Committed Loan which bears interest at a rate per annum based upon the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of
Section 2.6(e) or Article .

      "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower.

      "Borrower" means Norfolk Southern Corporation, a Virginia corporation, its successors, and any Person with which the Borrower merges or consolidates, or to which it sells substantially all of its assets, in accordance with Section 5.9.

      "Borrower's 1996 Form 10-K" means the Borrower's annual report on Form 10-K for 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

      "Borrowing" has the meaning set forth in Section 1.3.

      "CD Base Rate" has the meaning set forth in Section 2.6(b).

      "CD Loan" means a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

      "CD Rate" means a rate of interest determined pursuant to Section on the basis of an Adjusted CD Rate.

      "CD Reference Banks" means The First National Bank of Chicago, Wachovia Bank of North Carolina, N.A. and Morgan Guaranty Trust Company of New York.

      "Closing Date" mean the date on or after the Effective Date on which all of the conditions set forth in Section 3.1 shall have been satisfied.

      "Commitment" means: (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank in the Commitment Schedule, or (ii) with respect to each Assignee which becomes a Bank pursuant to Section 9.6(c), the amount of the Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Section 2.9 or increased or reduced by reason of an assignment to or by such Bank in accordance with Section 9.6(c).

      "Commitment Schedule" means the Schedule attached hereto and identified as such.

      "Committed Loan" means a loan made by a Bank pursuant to Section 2.1.

      "Conrail" means Conrail Inc., a Pennsylvania corporation, and its successors (including, without limitation, the survivor of the Merger, whether or not Conrail, Inc.).

      "Consolidated Net Income" means, for any fiscal period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

      "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries as of such date.

      "Consolidated Subsidiary" means at any date with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date. Unless otherwise specified, a "Consolidated Subsidiary" shall be a Consolidated Subsidiary of the Borrower.

      "Consummation Date" means the later of the Merger Date and the STB Approval Date.

      "Continuing Director" has the meaning set forth in Section 6.1(l).

      "CSX" means CSX Corporation, a Virginia corporation, and its successors.

      "Debt" of any Person means at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes, equipment trust certificates or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) any obligation (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit, (vi) any capital stock of such Person which is redeemable otherwise than at the sole option of such Person, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (viii) all Debt of others Guaranteed by such Person.

      "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

      "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Documentation Agent" means Merrill Lynch Capital Corporation in its capacity as Documentation Agent for the Banks hereunder.

      "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

      "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

      "Domestic Loans"  means CD Loans or Base Rate Loans or both.

      "Domestic Reserve Percentage" has the meaning set forth in Section
2.6(b).

      "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.8(b).

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the transport, manufacture, processing, distribution, use, treatment, storage, disposal or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

      "ERISA Group" means the Borrower, any Consolidated Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Consolidated Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

      "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

      "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

      "Euro-Dollar Loan" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

      "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.6(c) on the basis of a London Interbank Offered Rate.

      "Euro-Dollar Reference Banks" means the principal London offices of The First National Bank of Chicago, Wachovia Bank of North Carolina, N.A. and Morgan Guaranty Trust Company of New York.

      "Euro-Dollar Reserve Percentage" has the meaning set forth in Section
2.7.

      "Event of Default" has the meaning set forth in Section 6.1.

      "Existing Credit Agreement" means the Credit Agreement dated as of February 10, 1997, among the Borrower, the banks parties thereto, Morgan Guaranty Trust Company of New York, as administrative agent for such banks and Merrill Lynch Capital Corporation, as documentation agent for such banks, as in effect on the Closing Date.

      "Facility Fee Rate" means, at any time, the applicable percentage rate per annum set forth in the Pricing Schedule which is applicable at such time in accordance with the Pricing Schedule.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

      "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.1(a)) or any combination of the foregoing.

      "Group of Loans" means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Euro-Dollar Loans or CD Loans having the same Interest Period at such time, provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

      "Guarantee" by any person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Indemnitee" has the meaning set forth in Section 9.03(b).

      "Information Memorandum" means the Information Memorandum dated April 22, 1997 furnished to the Banks in connection with this Agreement.

      "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) no Interest Period shall extend beyond the Termination Date.

      (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable notice; provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) no Interest Period shall extend beyond the Termination Date.

      (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.3; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) no Interest Period shall extend beyond the Termination Date.

      (4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.3; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) no Interest Period shall extend beyond the Termination Date.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

      "Joint Offer" means the offer by the Offeror to purchase all the outstanding shares of Common Stock and Series A ESOP Convertible Junior Preferred Stock of Conrail at $115 net per share pursuant to the Joint Offer to Purchase.

      "Joint Offer to Purchase" means the Offer to Purchase by the Offeror to the stockholders of Conrail, as supplemented as of April 10, 1997, and as the same may be further amended from time to time in accordance with its terms; provided that no such amendment (other than (i) any amendment effecting an extension of the expiration date of the Joint Offer and (ii) any amendments effecting any modification which, in the reasonable opinion of the Agents could not impede or delay the Merger or otherwise materially adversely affect the Acquisition, the parties to the Acquisition or the Banks) shall be effective for purposes of references thereto in this Agreement unless approved in writing by the Required Banks.

      "Letter Agreement" means the letter agreement dated April 8, 1997 between the Borrower and CSX, relating to the Joint Offer and the other matters set forth therein.

      "Leverage Ratio" means, at any date, the ratio (expressed as a percentage) of Adjusted Consolidated Total Debt to Adjusted Consolidated Total Capital, in each case at such date.

      "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "Loan" means a Base Rate Loan, a CD Loan, a Euro-Dollar Loan or a Money Market Loan and "Loans" means any combination of the foregoing, as the context may require; provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

      "Loan Documents" means this Agreement and any Notes delivered pursuant hereto.

      "London Interbank Offered Rate" has the meaning set forth in Section
2.6(c).

      "Margin Regulations" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as amended and in effect from time to time.

      "Material Adverse Change" has the meaning specified in Section
4.4(c).

      "Material Debt" means Debt (other than under the Loan Documents) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000,000.

      "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000,000.

      "Merger" means the "Merger" between Conrail and Green Merger Corp., a wholly-owned subsidiary of the Offeror, as described and defined in the Joint Offer to Purchase, pursuant to which Conrail shall become a Subsidiary of the Offeror and its outstanding stock shall cease to be "margin stock" within the meaning of the Margin Regulations.

      "Merger Date" means the date of consummation of the Merger.

      "Money Market Absolute Rate" has the meaning set forth in Section
2.3(d).

      "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

      "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

      "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.1(a)).

      "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

      "Money Market Margin" has the meaning set forth in Section 2.3(d).

      "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

      "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

      "Notes" has the meaning set forth in Section 2.16(b).

      "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.2) or a Notice of Money Market Borrowing (as defined in Section 2.3(f)).

      "Notice of Interest Rate Election" has the meaning set forth in
Section 2.10.

      "Offeror" means Green Acquisition Corp., a Pennsylvania corporation the voting equity of which will all be owned by Acquisition Sub at all times on and after the formation of Acquisition Sub.

      "Parent" means, with respect to any Bank, any Person controlling such Bank.

      "Participant" has the meaning set forth in Section 9.6(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "Pricing Schedule" means the Schedule attached hereto identified as such.

      "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

      "Quarterly Dates" means each March 31, June 30, September 30 and December 31.

      "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

      "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments at such time (or, if the Commitments shall have terminated, Banks having at least 51% of the aggregate principal amount of Loans outstanding at such time).

      "Revolving Credit Period" means the period from and including the Closing Date to but not including the Termination Date.

      "Significant Subsidiary" means, at any time, (i) Norfolk Southern Railway Company, (ii) Norfolk and Western Railway Company and (iii) each other Subsidiary (x) whose assets (or, in the case of a Subsidiary which has subsidiaries, consolidated assets) as shown on the latest financial statements delivered by the Borrower pursuant to Section 5.1(a) or (b), as the case may be, are (A) at least 5% of the consolidated assets of the Borrower and its Consolidated Subsidiaries (including for such purpose Conrail and its Subsidiaries, all as shown on such financial statements) at such time and (B) at least $1,500,000,000 or (y) whose operating income (or, in the case of a Subsidiary which has subsidiaries, consolidated operating income) as shown on the latest financial statements delivered by the Borrower pursuant to Section 5.1(a)or (b), as the case may be, is (A) at least 5% of the consolidated operating income of the Borrower and its Consolidated Subsidiaries (including for such purpose Conrail and its Subsidiaries, all as shown on such financial statements) at such time and
(B) at least $150,000,000.

      "STB" means the Surface Transportation Board, an agency of the Federal Government of the United States.

      "STB Approval Date" means the date of effectiveness of the order issued by the STB approving the acquisition of control of Conrail by the Borrower and CSX, without any terms or conditions not satisfactory to the Borrower or to CSX.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, a "Subsidiary" means a Subsidiary of the Borrower.

      "Termination Date" means May 21, 2002 (or, if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

      "Type" has the meaning set forth in Section 1.3.

      "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefit liabilities (excluding any accrued but unpaid contributions), but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

      "Voting Trust" means the voting trust established pursuant to the Voting Trust Agreement.

      "Voting Trust Agreement" means the CSX/NSC Voting Trust Agreement contemplated by the Joint Offer to Purchase, as in effect on the Closing Date and as the same may be further amended from time to time in accordance with the provisions thereof and hereof.

      SECTION 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the then most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

      SECTION 1.3 Types of Loans and Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. The "Type" of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan, a CD Loan, a Base Rate Loan or a Money Market Loan, each of which constitutes a "Type".


                                 ARTICLE 2

                                 THE CREDIT

      SECTION 2.1 Commitments to Lend. During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in an aggregate amount at any time outstanding not to exceed the amount of its Commitment. Within the limits specified in this Agreement, the Borrower may borrow under this Section 2.1, prepay Loans to the extent permitted by Section
2.11 and reborrow at any time during the Revolving Credit Period pursuant to this Section 2.1. Each Borrowing under this Section 2.1 shall be in the aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments.

      SECTION 2.2 Notice of Committed Borrowings. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

      (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

      (b) the aggregate amount of such Borrowing,

      (c) the initial Type of Loans comprising such Borrowing; and

      (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

      SECTION 2.3  Money Market Borrowings.

      (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.1, but within the limitations of the Commitments as contemplated by Section 3.2(b), the Borrower may, as set forth in this Section, request (but is not obligated to request) the Banks from time to time prior to the Termination Date to make offers to make Money Market Loans to the Borrower. The Banks may make, but shall have no obligation to make, such offers and the Borrower may accept, but shall have no obligation to accept, any such offers in the manner set forth in this Section.

      (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit E hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

            (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

            (ii) the proposed aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $1,000,000,

            (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

            (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate. The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

      (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit F hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

      (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

            (ii) Each Money Market Quote shall be in substantially the form of Exhibit G hereto and shall in any case specify:

                  (A) the proposed date of Borrowing,

                  (B) the principal amount of the Money Market Loan for
            which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                  (C) in the case of a LIBOR Auction, the margin above or
            below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                  (D) in the case of an Absolute Rate Auction, the rate of
            interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                  (E) the identity of the quoting Bank.

      A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

      (iii)  Any Money Market Quote shall be disregarded if it:

                  (A) is not substantially in conformity with Exhibit G
            hereto or does not specify all of the information required by subsection (d)(ii);

                  (B) contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set
            forth in the applicable Invitation for Money Market Quotes; or

                  (D) arrives after the time set forth in subsection
            (d)(i).

      (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

      (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

            (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

            (ii) the aggregate principal amount of each Money Market Borrowing must be $25,000,000 or a larger multiple of $1,000,000,

            (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

            (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

      (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

      SECTION 2.4  Notice to Banks; Funding of Loans.

      (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank participating therein of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

      (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.1. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

      (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
Section 2.6 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

      SECTION 2.5 Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be payable in full together with accrued interest thereon, on the Termination Date.

      (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be payable in full together with accrued interest thereon, on the last day of the Interest Period applicable to such Borrowing.

      SECTION 2.6 Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the day such Loan is made to but excluding the day it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a Fixed Rate Loan, on the date such Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

      (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest for each day during such Interest Period at the rate applicable to Base Rate Loans for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the Base Rate for such day and (ii) the sum of the Applicable Margin plus the Adjusted CD Rate applicable to such Loan on the day before such payment was due. The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                   ____________
                   [   CDBR   ] *
          ACDR  =  [1.00 - DRP]    +  AR

          ACDR  =  Adjusted CD Rate

          CDBR  =  CD Base Rate

           DRP  =  Domestic Reserve Percentage

            AR  =  Assessment Rate

          ----------
          * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

      The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

      "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

      "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

      (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof. The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

      (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Applicable Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 2% plus the Applicable Margin for such day plus a rate per annum equal to the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.1 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

      (e) Subject to Section 8.1(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.6(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

      (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

      (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.1 shall apply.

      SECTION 2.7 Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and
(y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

      "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The compensation payable pursuant to this Section shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

      SECTION 2.8 Facility Fees. The Borrower shall pay to the Administrative Agent a facility fee calculated for each day at the Facility Fee Rate for such day (determined in accordance with the Pricing Schedule). Such facility fee shall accrue for each day (i) from and including the Effective Date to but excluding the date on which the Commitments terminate in their entirety, on the aggregate amount of the Commitments (whether used or unused) then in effect and (ii) from and including such date of termination to but excluding the date on which no Loans are outstanding, on the aggregate outstanding principal amount of the Loans on such day. Such facility fee shall be allocated among the Banks ratably in proportion to their Commitments; provided that any facility fee accruing after the Commitments terminate in their entirety shall be allocated among the Banks ratably in proportion to the unpaid principal amounts of their respective Loans. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date; provided that fees accruing after the Termination Date shall be payable on demand.

      Section 2.9 Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time (after giving effect to any optional prepayments to be made at such time) or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding amount of the Loans.

      SECTION 2.10 Method of Electing Interest Rates. (a) The Committed Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:

            (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

            (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in either case effective on the last day of the then current Interest Period applicable to such Loans; and

            (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in either case effective on the last day of the then current Interest Period applicable to such Loans.

      Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $25,000,000 or any larger multiple of $1,000,000. If no such notice is timely received prior to the end of an Interest Period, the Borrower shall be deemed to have elected that all Loans having such Interest Period be converted to Base Rate Loans. Notwithstanding the foregoing, the Borrower may not elect to convert any Loan to, or continue any Loan as, a Fixed Rate Loan pursuant to any Notice of Interest Rate Election if at the time such notice is delivered a Default shall have occurred and be continuing.

      (b)   Each Notice of Interest Rate Election shall specify:

            (i) the Group of Loans (or portion thereof) to which such notice applies;

            (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

            (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

            (iv) if such Loans are to be continued as Fixed Rate Loans for an additional Interest Period, the duration of such additional Interest Period. Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

      (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

      (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "Borrowing" subject to the provisions of Section 3.2.

      SECTION 2.11 Optional Prepayments. (a) The Borrower may, (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay the Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1(a)) or (ii) upon at least
(x) in the case of CD Loans, one Domestic Business Day's notice to the Administrative Agent and (y) in the case of Euro-Dollar Loans, three Euro-Dollar Business Days' notice to the Administrative Agent, and subject, in each case, to Section 2.14, prepay any Group of Fixed Rate Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment of a Group of Loans shall be applied to prepay ratably the Loans of the Banks included in such Group.

      (b) Except as provided in subsection (a) of this Section 2.11, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof without the consent of the Bank holding such Loan.

      (c) Upon receipt of a no ice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

      SECTION 2.12 Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date.

      SECTION 2.13 General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.1. The Administrative Agent will promptly distribute to each Bank, for the account of its Applicable Lending Office, its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

      (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

      SECTION 2.14 Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.4(a), 2.10(c) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense indicating in reasonable detail the computation thereof, which certificate shall be conclusive in the absence of manifest error.

      SECTION 2.15 Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      SECTION 2.16 Registry. (a) The Administrative Agent shall maintain a register (the "Register") on which it will record the Commitment of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank. Any such recordation by the Administrative Agent on the Register shall be conclusive, absent manifest error. With respect to any Bank, the assignment or other transfer of the Commitment of such Bank and the rights to the principal of, and interest on, any Loan made and Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and otherwise complies with
Section 9.6(c). The registration of assignment or other transfer of all or part of the Commitment, Loans and Notes for a Bank shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement referred to in Section 9.6(c). The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrower and any Bank at any reasonable time upon reasonable prior notice to the Administrative Agent. The Borrower may not replace any Bank pursuant to Section 8.6 unless, with respect to any Notes held by such Bank, the requirements of this subsection have been satisfied. Each Bank shall record on its internal records (including computerized systems) the foregoing information as to its own Commitment and Loans. Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of the Borrower under the Loan Documents.

      (b) The Borrower hereby agrees that, upon the request of any Bank at any time, such Bank's Loans shall be evidenced by a promissory note or notes of the Borrower (each a "Note"), substantially in the form of Exhibit A hereto, payable to the order of such Bank and representing the obligation of the Borrower to pay the unpaid principal amount of the Loans made by such Bank, with interest as provided herein on the unpaid principal amount from time to time outstanding.


                                 ARTICLE 3

                                 CONDITIONS

      SECTION 3.1 Closing Date. The Closing Date hereunder shall occur on the first date on which each of the following conditions shall have been satisfied:

      (a) receipt by the Administrative Agent, to the extent requested by any Bank not less than five Domestic Business Days prior to the Closing Date, of any Notes so requested duly executed by the Borrower;

      (b) the fact that all fees and expenses payable on or before the Closing Date by the Borrower for the account of the Banks and their affiliates in connection with this Agreement shall have been paid in full on or before such date in the amounts previously agreed upon in writing;

      (c) receipt by the Administrative Agent of opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Borrower and (ii) Gary Lane, General Counsel-Corporate of the Borrower (or another counsel for the Borrower reasonably satisfactory to the Administrative Agent) substantially in the respective forms of Exhibits B-1 and B-2 hereto;

      (d) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit C hereto;

      (e) the fact that the Borrower shall have (i) terminated the commitments of the banks under the Existing Credit Agreement, (ii) repaid in full all loans (if any) outstanding thereunder and all interest (if any) accrued thereon and (iii) paid all facility fees accrued thereunder to but not including the date on which such commitments terminated;

      (f) receipt by the Administrative Agent of a certificate of the chief executive officer or the chief financial officer of the Borrower that the Joint Offer has been consummated in accordance with the Joint Offer to Purchase, without, unless consented to in writing by the Required Banks, waiver of any of the conditions thereof other than the financing condition;

      (g) the fact that the Administrative Agent shall not have received notice from the Required Banks that, in their reasonable determination, any of the conditions of the Joint Offer has not been fulfilled other than the financing condition;

      (h) the fact that (i) the Letter Agreement shall be in full force and effect in substantially the form distributed to the Banks prior to the date hereof and (ii) all obligations to be performed by each party thereto on or prior to the Closing Date shall have been performed in full;

      (i) the fact that the Voting Trust Agreement shall have been executed and delivered and shall be substantially in the form distributed to the Banks prior to the date hereof; and

      (j) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Loan Documents and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

      SECTION 3.2 Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

      (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or 2.3, as the case may be;

      (b) the fact that, immediately after such Borrowing and application of the proceeds thereof, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

      (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

      (d) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of the date of such Borrowing; and (e) the fact that the Closing Date shall have occurred on or prior to June 30, 1997.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

      SECTION 3.3 Waiver by Banks. In order to facilitate the satisfaction of the condition set forth in Section .1(e) above, (x) each of the parties hereto which is a party to the Existing Credit Agreement waives (i) the requirement in Section 2.9 thereof that a notice terminating the commitments of the banks thereunder must be given at least three Domestic Business Days prior to such termination and (ii) to the extent necessary, the requirement in Section 2.11(a) thereof that a notice of prepayment of any Base Rate Borrowing (as defined in the Existing Credit Agreement) must be given at least one Domestic Business Day prior to such prepayment and
(y) each Bank hereunder which is the holder of any Money Market Loan (as defined in the Existing Credit Agreement), to the extent necessary, hereby consents to the prepayment by the Borrower of such Money Market Loan prior to the maturity thereof. The waivers granted under this Section are subject to the obligations of the Borrower to pay to each bank party to the Existing Credit Agreement all amounts payable by the Borrower to such bank pursuant to Section 2.14 of the Existing Credit Agreement as a result of any prepayment.


                                 ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants on the date hereof that:

      SECTION 4.1 Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Virginia (or, if another corporation has become the Borrower as permitted by Section 5.9, the laws of its jurisdiction of incorporation). The Borrower has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not be reasonably expected to result in a Material Adverse Change.

      SECTION 4.2 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for filings with governmental agencies (x) which filings are necessary or desirable in order for the Borrower to comply with disclosure obligations under applicable laws or with Section 5.14 and (y) which filings, if not made, would not have any effect on the validity or enforceability of the Loan Documents and the obligations of the Borrower thereunder) and do not contravene, or constitute a default under, any provision of law or regulation applicable to the Borrower (including without limitation the Margin Regulations) or of the articles of incorporation or by-laws of the Borrower, or of any agreement under which Debt may be incurred or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Consolidated Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries.

      SECTION 4.3 Binding Effect. This Agreement constitutes, and when executed and delivered in accordance with this Agreement, each Note will constitute, a valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect and (ii) equitable principles of general applicability.

      SECTION 4.4  Financial Information.

      (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended, reported on by KPMG Peat Marwick and set forth in the Borrower's 1996 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations, cash flows and changes in stockholders' equity for such fiscal year.

      (b) The unaudited pro forma condensed balance sheet of the Borrower and Conrail as of December 31, 1996 set forth in the Information Memorandum has been prepared on the basis described therein and otherwise in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section and shows the financial position of the Borrower and its Consolidated Subsidiaries as if the Consummation Date had occurred on December 31, 1996 and the operating arrangements between the Borrower and Conrail contemplated by the Letter Agreement had been fully implemented on such date.

      (c) Except as reflected in the pro forma condensed balance sheet referred to in subsection (b) or elsewhere in the Information Memorandum, since the respective dates as of which information is stated in the Information Memorandum, there has been no material adverse change in the consolidated financial condition, operations, assets, business or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole (a "Material Adverse Change").

      SECTION 4.5 Litigation. There is no action, suit or proceeding (including any rate-setting hearing) pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Change or which in any manner draws into question the validity or enforceability of the Loan Documents.

      SECTION 4.6  Compliance with Laws. (a) The Borrower and its
Consolidated Subsidiaries are in compliance in all material respects with all applicable provisions of the United States Interstate Commerce Act, as amended, and all regulations, orders, rulings and interpretations thereunder, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.

      (b) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any material contribution or payment due under any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate or under any Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, any of which has resulted in the imposition of a Lien under Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA or could reasonably be expected to result in the posting of a bond or other security under Section 401(a)(29) of the Internal Revenue Code or
Section 307 of ERISA or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      SECTION 4.7 Environmental Matters. In the ordinary course of its business, the Borrower reviews the effect of applicable Environmental Laws on the business and operations and properties of the Borrower and its Consolidated Subsidiaries, in the course of which it identifies and evaluates actual and potential associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned or as a result of accidents or occurrences involving property or employees of the Borrower and its Consolidated Subsidiaries, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility, restriction on transportation of any substance or reduction in the level of or change in the nature of operations and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of its review, the Borrower has reasonably concluded that applicable Environmental Laws, as they relate to matters known to the Borrower, cannot reasonably be expected to result in a Material Adverse Change.

      SECTION 4.8 Taxes. United States consolidated Federal income tax returns of the Borrower and its Subsidiaries as of the Closing Date have been examined and revenue agent reports have been received for all years up to and including the fiscal year ended December 31, 1992. United States consolidated Federal income tax returns of (i) Norfolk and Western Railway Company and its consolidated subsidiaries have been examined and revenue agent reports have been received through the fiscal year ended December 31, 1981 and (ii) Southern Railway Company and its consolidated subsidiaries have been examined and closed through the fiscal year ended May 31, 1982. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary or are contesting such assessment in good faith by appropriate proceedings, except where the failure to so pay or file could not be reasonably expected to result in a Material Adverse Change. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

      SECTION 4.9 Significant Subsidiaries. Each of the Borrower's Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, franchises, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, franchises, consents and approvals could not be reasonably expected to result in a Material Adverse Change.

      SECTION 4.10 Not an Investment Company or a Holding Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 4.11 Full Disclosure. All written information, taken as a whole, heretofore furnished by the Borrower to any Agent or Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified, it being understood that any such representation and warranty as to the accuracy of information in respect of Conrail and its Subsidiaries with respect to any period ending, or at any time, prior to the Consummation Date is limited to the Borrower's having no actual knowledge that such information is not accurate. The Borrower has disclosed to the Banks or to the Administrative Agent for circulation to the Banks pursuant to Section 5.1 in writing any and all facts known to the Borrower which materially and adversely affect the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

      SECTION 4.12 No Default. No Default has occurred and is continuing and neither the Borrower nor any of its Subsidiaries is in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected where such default could reasonably be expected to result in a Material Adverse Change.


                                 ARTICLE 5

                                 COVENANTS

      The Borrower agrees that, so long as any Bank has any Commitment hereunder or any principal of or interest on any Loan remains unpaid:

      SECTION 5.1  Information.  The Borrower will deliver to the
Administrative Agent for circulation to each of the Banks:

      (a) (i) promptly after they are publicly available, and in any event within 105 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with regulations of the Securities and Exchange Commission by KPMG Peat Marwick or other independent public accountants of nationally recognized standing and (ii) promptly after they are available, and in any event within 105 days after the end of each fiscal year of Conrail (but solely if such fiscal year ended on or prior to the Consummation Date) a consolidated balance sheet of Conrail and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year;

      (b) (x) promptly after they are publicly available, and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, (i) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, setting forth in comparative form the figures at the end of the Borrower's previous fiscal year, (ii) the related consolidated statement of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, and (iii) the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding portion of the Borrower's previous fiscal year, certified by the chief financial officer or the chief accounting officer of the Borrower (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency (except for changes in generally accepted accounting principles concurred in by the Borrower's independent public accountants) and (y) promptly after they are available, and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Conrail (but solely if such fiscal quarter ended on or prior to the Consummation Date) (i) a consolidated balance sheet of Conrail and its Consolidated Subsidiaries as of the end of such quarter, setting forth in comparative form the figures at the end of Conrail's previous fiscal year, (ii) the related consolidated statement of income for such quarter and for the portion of Conrail's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of Conrail's previous fiscal year, and (iii) the related consolidated statement of cash flows for the portion of Conrail's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding portion of Conrail's previous fiscal year;

      (c) simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the chief accounting officer, treasurer or any assistant treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.7 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

      (d) within ten days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

      (e) promptly after the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

      (f) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

      (g) if and within ten days after the date any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, in each case which could, when considered together with all other such reportable events which have occurred after the date hereof, reasonably be expected to give rise in the aggregate to a liability of members of the ERISA Group in excess of $50,000,000, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate is in reorganization, is insolvent or has been terminated, a copy of such notice;
(iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application;
(v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;
(vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution due under any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate or any Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, any of which has resulted in the imposition of a Lien under Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA or could reasonably be expected to result in the posting of a bond or other security under Section 401(a)(29) of the Internal Revenue Code or
Section 307 of ERISA, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

      (h) as soon as reasonably practicable after any officer of the Borrower obtains knowledge of the commencement of, or of a threat of the commencement of, any actions, suits or proceedings against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Change or which in any manner questions the validity or enforceability of the Loan Documents, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Bank; and

      (i) from time to time such additional publicly available information regarding the financial position or business of the Borrower and its Consolidated Subsidiaries as any Bank through the Administrative Agent may reasonably request.

      SECTION 5.2  Maintenance of Property; Insurance.

      (a) The Borrower will keep, and will cause each Consolidated Subsidiary to keep, all property deemed by the Borrower to be useful and necessary to its business in such order and condition as the Borrower shall consider prudent.

      (b) The Borrower will maintain purchased insurance and self-insurance consistent with prudent industry and financial practice, covering (without limitation) the risk of (i) physical damage to real and personal property of the Borrower and each of its Subsidiaries on an all risks basis and (ii) public liability of the Borrower and each of its Subsidiaries. The Borrower will maintain sufficient purchased insurance to prevent a material increase in the Leverage Ratio as a result of a property or casualty loss or as a result of the imposition of any reasonably foreseeable liability.

      SECTION 5.3 Conduct of Business and Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect its corporate existence, except as permitted by Section 5.9, and its rights, privileges and franchises reasonably deemed by the Borrower to be necessary or desirable in the normal conduct of business, except where the failure to maintain such rights, privileges and franchises could not be reasonably expected to result in a Material Adverse Change. The Borrower will cause each of its Significant Subsidiaries to continue to engage in business of the same general type as now conducted by it, and will cause each of them to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises reasonably deemed by the Borrower to be necessary or desirable in the normal conduct of business, except where the failure to maintain such rights, privileges and franchises could not be reasonably expected to result in a Material Adverse Change. Nothing in this Section 5.3 shall prohibit a merger, consolidation or share exchange pursuant to which any two corporations shall be combined into a single corporation or the acquisition by any corporation of substantially all of the assets of another corporation.

      SECTION 5.4 Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, the Interstate Commerce Act, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such failure could not be reasonably expected to result in a Material Adverse Change.

      SECTION 5.5 Payment of Obligations. (a) The Borrower will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid would by law give rise to a Lien not permitted by this Agreement), except, subject to subsection (b), where the same may be contested in good faith by appropriate proceedings or could not be reasonably expected to result in a Material Adverse Change, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

      (b) The Borrower will, and will cause each Subsidiary to, make all payments when due under lease agreements entered into (if any) and other operating arrangements entered into (if any) between the Borrower or such Subsidiary and Conrail or any of its Subsidiaries and contemplated by the terms of the Letter Agreement and will, and will cause each Subsidiary to, comply with all other material obligations thereunder.

      SECTION 5.6 Inspection of Property, Books and Records. The Borrower will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives designated in writing by any Bank at such Bank's expense, and subject to such limitations as the Borrower may reasonably impose to insure safety or compliance with any applicable legal or contractual restrictions, to visit and inspect any of their respective properties, to examine and make abstracts from any of their corporate books and financial records and to discuss their respective affairs, finances and accounts with their respective principal officers, all at such reasonable times during normal business hours, after reasonable prior notice and as often as may reasonably be desired.

      SECTION 5.7  Financial Covenants.

      (a) Minimum Consolidated Net Worth. At no date on or after the Effective Date will Consolidated Net Worth plus the Net Worth Add Back, in each case at such date, be less than an amount equal to the sum of (i) $4,050,000,000 plus (ii) an amount equal to 25% of Adjusted Consolidated Net Income for each fiscal quarter of the Borrower commencing on or after the Effective Date and ending on or prior to the date of determination, in each case, for which Adjusted Consolidated Net Income is positive (but with no deduction on account of negative Adjusted Consolidated Net Income for any fiscal quarter of the Borrower). For purposes of this subsection (a), the following terms have the following meanings:

      "Net Worth Add Back" means, at any date, an amount equal to the lesser of (A) $400,000,000 and (B) the aggregate amount of Adjustment Amounts for all fiscal quarters of the Borrower commencing on or after the Effective Date and ending on or prior to the date of determination.

      "Adjustment Amount" means, for any fiscal quarter, an amount equal to the absolute amount by which Consolidated Net Income for such quarter was reduced by reason of special charges taken by the Borrower and its Consolidated Subsidiaries in connection with the Acquisition.

      "Adjusted Consolidated Net Income" means, (x) for any fiscal quarter ended on or within 12 calendar months after the STB Approval Date, an amount equal to Consolidated Net Income for such fiscal quarter plus the Adjustment Amount, if any, for such fiscal quarter; provided that the aggregate amount of the Adjustment Amounts added to Consolidated Net Income for purposes of such computations hereunder shall not exceed $400,000,000 and (y) for any other fiscal quarter, an amount equal to Consolidated Net Income for such fiscal quarter.

      (b) Leverage Ratio. The Leverage Ratio will not exceed, at any time on or after the Effective Date during any period set forth below, the percentage set forth below for such period:

            PERIOD                    PERCENTAGE

       Effective Date-3/30/98             67%

       3/31/98-3/30/99                    65%

       3/31/99-3/30/00                    62%

       3/31/00-3/30/01                    58%

       Thereafter                         55%

      SECTION 5.8 Negative Pledge. The Borrower will not create, assume or suffer to exist any Lien on any Investment in a Subsidiary now directly owned or hereafter directly acquired by he Borrower, except Liens described in clause (h) below. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any other asset now owned or hereafter acquired by it except:

      (a) Liens existing on the date of this Agreement that have attached (or that hereafter attach, pursuant to agreements in effect on the date hereof, to assets not owned by Persons subject to such agreements on the date hereof), securing Debt in an aggregate principal amount not exceeding $900,000,000;

      (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

      (c) any Lien (created pursuant to an equipment trust agreement, conditional sale agreement, chattel mortgage or lease or otherwise) on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or rebuilding such asset;

      (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

      (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

      (f) Liens created, assumed or existing on assets associated with real estate development projects or development joint ventures;

      (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

      (h) inchoate tax Liens;

      (i) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $600,000,000 and (iii) do not in the aggregate materially detract from the value of its material assets or materially impair the use thereof in the operation of its business;

      (j) Liens on "margin stock" (as defined in the Margin Regulations), if and to the extent that the value of such margin stock exceeds 25% of the total assets of the Borrower and its Subsidiaries subject to this Section;

      (k) Liens on cash and cash equivalents securing Derivatives
Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $100,000,000; and

      (l) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not in excess of $600,000,000.

      SECTION 5.9 Consolidations, Mergers and Sales of Assets. (a) The Borrower will not (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person; provided that the Borrower may merge or consolidate with another Person or sell all or substantially all of its assets to another Person if:

                  (A) the Person surviving such merger or consolidation, or
            the Person that acquires substantially all of the Borrower's assets, is a business corporation incorporated under the laws of a State of the United States of America;

                  (B) the Person surviving such merger or consolidation, if
            not the Borrower, or the Person that acquires substantially all of the Borrower's assets, (i) executes and delivers to the Administrative Agent and each of the Banks an instrument in form reasonably satisfactory to the Administrative Agent pursuant to which such Person assumes all of the Borrower's obligations under the Loan Documents as theretofore amended or modified, including the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to the Borrower pursuant to this Agreement, the full and punctual payment of all other amounts payable hereunder and the performance of all of the other covenants and agreements contained herein and (ii) if requested by the Required Banks, delivers an opinion of counsel satisfactory to the Required Banks covering the matters set forth in Exhibits B-1 and B-2, in each case after giving effect to such merger, consolidation or sale of assets, as the case may be; and

                  (C) immediately after giving effect to such merger,
            consolidation or sale of assets, no Default shall have occurred and be continuing and the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects as if made immediately after such merger, consolidation or sale of assets.

      It is understood that: (i) the reference in Section 4.4(c) to changes in respect of the Borrower and its Consolidated Subsidiaries refers to changes from the business and consolidated financial position of Norfolk Southern Corporation and its Consolidated Subsidiaries at such date, including changes that occur as a result of another Person becoming the Borrower pursuant to such a merger, consolidation or sale of assets and
(ii) the references in Section 6.1(l) to individuals who were directors of the Borrower at any time before such a merger, consolidation or sale of assets refers only to individuals who were directors of the Person who was the Borrower at that time. No Person who was the Borrower shall be released from any of its obligations hereunder upon the assumption of such obligations by another Person. For purposes of this Section, the term "consolidate with" means a transaction in which the Borrower and another corporation consolidate to form a new corporation pursuant to the laws of their jurisdictions of incorporation and in which the Borrower and such other corporation cease to exist as separate corporate entities.

      (b) Subject to subsection (c) below, the Borrower and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person.

      (c) The Borrower will at all times own, directly or indirectly (x) all of the shares of capital stock or other ownership interests of Norfolk Southern Railway Company, or the successor thereto by merger, consolidation or share exchange or the Person, if any, who has acquired substantially all of such corporation's assets ("NSRC"), except (i) directors' qualifying shares and (ii) not more than 1,100,000 shares of such corporation's $2.60 Cumulative Preferred Stock, Series A, (y) all of the shares of capital stock or other ownership interests of Norfolk and Western Railway Company, or the successor thereto by merger, consolidation or share exchange or the Person, if any, who has acquired substantially all of such corporation's assets ("NWRC"), except directors' qualifying shares and (z) at least 50% of the outstanding shares of voting stock of the Offeror or its successor. The Borrower will cause each of NSRC and NWRC to continue to own and operate the railroads and related assets owned and operated by each of them on the date hereof; provided that nothing in this Section shall prohibit dispositions (by sale, merger or otherwise) by either NSRC or NWRC of (A) assets in the ordinary course of business or (B) obsolete or unproductive assets.

      SECTION 5.10 Use of Proceeds. The proceeds of the Loans will be used by the Borrower to finance the Acquisition, to pay related fees and expenses and, at the option of the Borrower, to refinance Debt of any Subsidiary incurred in reliance on Section 5.11(i), to refinance a portion of the existing bank debt of the Borrower (including the Existing Credit Agreement), and for other general corporate purposes and may be used by the Borrower to repay maturing commercial paper.

      SECTION 5.11 Limitation on Subsidiary Debt and Debt of Conrail. (a) The Borrower will not permit any of its Subsidiaries to incur or at any time be liable with respect to any Debt except:

      (i) Debt owing to the Borrower or a Subsidiary all of the outstanding common stock of which (other than directors' qualifying shares) is owned directly or indirectly by the Borrower;

      (ii) Debt of Subsidiaries not otherwise permitted by this Section in an aggregate principal amount at any time outstanding not exceeding $500,000,000;

      (iii) Guarantees by any Subsidiary of Debt of its own Subsidiaries, provided that the Guaranteed Debt is permitted under this Section;

      (iv) Debt of any Person at the time such Person becomes a Subsidiary and not incurred in contemplation of such event;

      (v) Debt of a Subsidiary in existence on the Effective Date and extensions, renewals and refinancings thereof;

      (vi) Debt of a Subsidiary incurred in connection with the financing of any asset, but solely to the extent that under the terms of such Debt the obligations of such Subsidiary with respect to such Debt may be satisfied by recourse only to such asset and the proceeds thereof;

      (vii) Debt of a Subsidiary assumed by such Subsidiary (or for which such Subsidiary has otherwise become liable) and required to be assumed by such Subsidiary (or for which such Subsidiary is otherwise required to become liable) under the terms (as in effect on the Closing Date) of any Debt of Conrail or any of its Subsidiaries in existence on the Closing Date and permitted by Section 5.11(b), as a result of any operating arrangements or other transactions entered into between such Subsidiary and Conrail or any of its Subsidiaries and contemplated by the terms of the Letter Agreement; and

      (viii) Debt of Subsidiaries incurred or assumed (in connection with an equipment trust agreement, conditional sale agreement, chattel mortgage or lease or otherwise) for the purpose of directly or indirectly financing all or any part of the cost of acquiring, constructing or rebuilding any asset and any renewal, extension or refinancing thereof; provided that the aggregate principal amount of such Debt (other than extensions, renewals and refinancings) incurred or assumed in any fiscal year of the Borrower pursuant to this clause (viii) shall not exceed $350,000,000.(b) Total Debt of Conrail and its Subsidiaries (other than Debt owed to Conrail or any of its Subsidiaries) will at no time exceed $2,750,000,000.

      SECTION 5.12 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arm's-length basis on terms no less favorable in any material respect to the Borrower or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) the declaration or payment of any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class, (ii) transactions entered into in the ordinary course of business with joint ventures in which the Borrower has a direct or indirect interest to the extent the Borrower has determined in its reasonable judgment that the business purpose achieved by such transactions renders the terms thereof reasonable or (iii) the transactions contemplated by the Letter Agreement.

      SECTION 5.13 Arrangements Regarding Conrail Stock and Assets. The Borrower will not, and will not permit any of its Subsidiaries to, consent to or solicit any amendment or supplement to, or any waiver or other modification of, the Letter Agreement or the Voting Trust Agreement in any manner which could reasonably be expected to materially adversely affect the rights of the Banks under the Loan Documents or their ability to enforce the same, provided that nothing in this Section 5.13 shall be deemed to restrict Borrower's right to enter into the definitive documentation contemplated by the Letter Agreement.

      SECTION 5.14 Consummation. The Borrower will use its commercially reasonable best efforts to cause the Consummation Date to occur at the earliest practicable time.


                                 ARTICLE 6

                                  DEFAULT

      SECTION 6.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

      (a) the Borrower shall default in the payment when due of any principal of any Loan, or shall default in the payment, within five days of the due date thereof, of any interest, fees or other amount payable hereunder;

      (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.7 to 5.14, inclusive;

      (c) the Borrower shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 10 Domestic Business Days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

      (d) any representation, warranty or certification made (or deemed made) by the Borrower in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

      (e) the Borrower or any of its Subsidiaries shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

      (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

      (g) the Borrower or any Significant Subsidiary (including for purposes of this subsection Conrail and, to the extent they would meet the criteria specified in the definition of Significant Subsidiary, its Subsidiaries) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

      (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary (including for purposes of this subsection Conrail and, to the extent they would meet the criteria specified in the definition of Significant Subsidiary, its Subsidiaries) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

      (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which, in any such case, could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000,000;

      (j) a judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower or any Significant Subsidiary and such judgment or order shall continue unsatisfied, unreversed, unvacated, undischarged and unstayed for a period of 30 days;

      (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or

      (l) at any time Continuing Directors shall not constitute a majority of the board of directors of the Borrower ("Continuing Director" means at any time each (i) individual who was a director of the Borrower 24 months before such time or (ii) individuals who were nominated or elected to be a director of the Borrower by at least two-thirds of the Continuing Directors at the time of such nomination or election);

      then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

      SECTION 6.2 Notice of Default. Administrative Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                 ARTICLE 7

                                 THE AGENT

      SECTION 7.1 Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

      SECTION 7.2 Agents and Affiliates. Morgan Guaranty Trust Company of New York and Merrill Lynch Capital Corporation shall have the same rights and powers under the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and Morgan Guaranty Trust Company of New York and Merrill Lynch Capital Corporation and their respective affiliates may engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if each of them were not an Agent hereunder.

      SECTION 7.3 Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

      SECTION 7.4 Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      SECTION 7.5 Liability of Agents. Neither Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except, in the case of the Administrative Agent, receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

      SECTION 7.6 Indemnification. Each Bank shall, ratably in accordance with its Commitment (or, if the Commitments shall have terminated, the aggregate outstanding principal amount of its Loans), indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitee hereunder.

      SECTION 7.7 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

      SECTION 7.8 Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

      SECTION 7.9 Agents' Fees. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agents.


                                 ARTICLE 8

                           CHANGE IN CIRCUMSTANCE

      SECTION 8.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate
Loan:

      (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

      (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which notice the Administrative Agent shall deliver forthwith upon its becoming aware thereof), (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

      SECTION 8.2 Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist (which notice such Bank shall give forthwith upon its becoming aware thereof), the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

      SECTION 8.3 Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage or Assessment Rate and (ii) with respect to any Euro-Dollar Loan, any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.7) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans or its obligation to make Fixed Rate Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

      (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

      (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event, past or prospective, of which it has knowledge which will entitle such Bank to compensation pursuant to this Section, or which such Bank believes is reasonably likely to entitle such Bank to compensation pursuant to this Section, and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section (for itself or for a Participant) and setting forth the additional amount or amounts to be paid to it hereunder and indicating in reasonable detail the computation thereof shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      (d) The Borrower shall not be liable pursuant to this Section to any Bank to compensate it for any cost or reduction incurred or suffered more than 45 days before receipt by the Borrower of a notice from such Bank referring to the event that gave rise to such cost or reduction.

      (e) This Section 8.3 shall not require the Borrower to reimburse any Bank for any Taxes or Other Taxes which are otherwise covered by the payment of additional amounts or the indemnity set forth in Section 8.4(b) or (c), respectively.

      SECTION 8.4 Taxes. (a) For the purposes of this Section 8.4 the following terms have the following meanings:

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise, branch profits or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and
(ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

      "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

      (b) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

      (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that the Borrower shall not be required to indemnify any Bank or the Administrative Agent under this Section 8.4 for any liability arising as a result of such Bank's or Administrative Agent's willful misconduct or gross negligence. This indemnification shall be paid within 30 days after such Bank or the Administrative Agent (as the case may be) makes written demand therefor (which demand shall identify the nature and the amount of Taxes and Other Taxes for which indemnification is being sought).

      (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with true, accurate and complete (i) Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, executed in duplicate, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) if the interest payments made to a Bank constitute "portfolio interest" as defined under Section 881(c) of the Internal Revenue Code, Internal Revenue Service form W-8, or any successor form prescribed by the Internal Revenue Service, executed in duplicate, and a certificate representing that such Bank is not a bank for purposes of
Section 881(c) of the Internal Revenue Code, is not a 10 percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) and is not a "controlled foreign corporation" related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code). Each such Bank further agrees (but only so long as such Bank is lawfully able to do so) to deliver to the Borrower and the Administrative Agent duly completed copies of the above-mentioned Internal Revenue Service forms on or before the earlier of (i) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding of U.S. federal income tax and (ii) 30 days after the occurrence of any event which would require a change in the most recent form previously delivered to the Borrower and the Administrative Agent.

      (e) For any period with respect to which a Bank has failed to provide the Borrower or the Administrative Agent with the appropriate form or certificate pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form or certificate originally was required to be provided), or with respect to which any representation or certification on any such form or certificate is, or proves to be, materially incorrect, false or misleading when so made such Bank shall not be entitled to receive additional amounts or indemnification under Section 8.4(b) or (c), respectively with respect to Taxes imposed by the United States and such Bank shall indemnify and reimburse the Borrower for any Taxes or Other Taxes which were required to be withheld but which were not withheld as a result of such Bank's failure to provide the appropriate form or certificate or such Bank's materially incorrect, false or misleading representations or certifications; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps (at such Bank's cost and expense) as such Bank shall reasonably request to assist such Bank to recover such Taxes.

      (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then (i) such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (x) will eliminate or reduce any such additional payment which may thereafter accrue and (y) is not otherwise disadvantageous to such Bank or (ii) if such Bank does not change the jurisdiction of its Applicable Lending Office pursuant to (i), the Borrower shall have the right to designate a substitute bank or banks pursuant to
Section 8.6 hereof.

      (g) Upon the reasonable request of the Borrower, and at the Borrower's expense, each Bank shall use reasonable efforts to cooperate with the Borrower with a view to obtain a refund of any Taxes which were not correctly or legally imposed and for which the Borrower has indemnified such Bank under this Section 8.4 if obtaining such refund would not, in the sole judgment of such Bank, be disadvantageous to such Bank; provided that nothing in this Section 8.4(g) shall be construed to require any Bank to institute any administrative proceeding (other than the filing of a claim for any such refund) or judicial proceeding to obtain any such refund. If a Bank shall receive a refund from a taxing authority (as a result of any error in the imposition of Taxes by such taxing authority) of any Taxes paid by the Borrower pursuant to subsection (b) or (c) above, such Bank shall promptly pay to the Borrower the amount so received without interest (other than interest received from the taxing authority with respect to such refund) and net of out-of-pocket expenses; provided that such Bank shall only be required to pay to the Borrower such amounts as such Bank in its sole discretion determines are attributable to Taxes paid by the Borrower. In the event such Bank or the Administrative Agent is required to repay the amount of such refund (including interest, if any), the Borrower, upon the request of such Bank or the Administrative Agent (as the case may be), agrees to promptly return to such Bank or the Administrative Agent the amount of such refund and interest, if any (plus penalties, interest and other charges imposed in connection with the repayment of such amounts by such Bank or the Administrative Agent).

      (h) Notwithstanding the foregoing, nothing in this Section 8.4 shall be construed to (i) entitle the Borrower or any other Persons to any information determined by any Bank or the Administrative Agent, in its sole discretion, to be confidential or proprietary information of such Bank or the Administrative Agent, to any tax or financial information of any Bank or the Administrative Agent or to inspect or review any books and records of any Bank or the Administrative Agent, or (ii) interfere with the rights of any Bank or the Administrative Agent to conduct its fiscal or tax affairs in such manner as it deems fit.

      SECTION 8.5 Base Rate Loans Substituted for Affected Fixed Rate. If
(i) the obligation of any Bank to make, or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3(a) or 8.4, or the Borrower is required to make any additional payments under Section 8.4 in respect of any payments to any Bank, in either case with respect to its Euro-Dollar Loans or its CD Loans, and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

      (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

      (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

      If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

      SECTION 8.6 Substitution of Bank. If any Bank has demanded compensation under Section 8.3 or 8.4, the Borrower is required to make any additional payments under Section 8.4 in respect of any payment to any Bank or any Bank defaults in any of its obligations to make any Loan, the Borrower shall have the right to designate a substitute bank or banks reasonably acceptable to the Administrative Agent (which may be one or more of the Banks) to purchase the Loans and assume the Commitments of such Bank and each Bank agrees in such event, if the Borrower so designates a substitute or substitutes, it will sell its Loans and assign its rights under this Agreement to such a substitute or substitutes as soon as reasonably possible (and in any event within 30 days) after such designation on substantially the terms set forth in Exhibit D for a payment equal to the principal amount of its Loans plus all interest on such Loans and all facility fees accrued but unpaid to but excluding the date of such payment plus any loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), in connection with such payment, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, as reasonably determined by it.


                                 ARTICLE 9

                               MISCELLANEOUS

      SECTION 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address set forth on the signature pages hereof, (y) in the case of any Bank, at its address set forth in its Administrative Questionnaire or (z) in the case of any party, such other address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or
Article 8 shall not be effective until received.

      SECTION 9.2 No Waivers. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 9.3 Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonably incurred out-of-pocket expenses of the Agents, including fees and disbursements of special counsel for the Agents, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

      (b) The Borrower agrees to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an ""Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's gross negligence or willful misconduct.

      SECTION 9.4 Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan payable to it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan payable to such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans payable to the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have against the Borrower and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loan Documents. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan acquired pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

      SECTION 9.5 Amendments and Waivers. Any provision of this Agreement or any Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase any Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Committed Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Committed Loan or any fees hereunder or for the termination of any Commitment or (iv) change the percentage of the Banks which shall be required for the Banks to take any action under this Section or any other provision of the Loan Documents, and provided further that no such amendment or waiver shall reduce the principal of or rate of interest on any Money Market Loan or postpone the date fixed for any payment of principal of or interest on any Money Market Loan unless signed by the Bank which has made such Money Market Loan.

      SECTION 9.6 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement except as contemplated by Section 5.9 or with the prior written consent of all Banks.

      (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Commitments or Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.7 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or
(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

      (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all or a portion of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank; provided that after giving effect to such assignment,
(x) the Commitment (or, if the Commitments shall have terminated, the aggregate principal amount of the Loans) of the assignor Bank (together with its affiliates) shall be either zero or $10,000,000 or more and (y) the Commitment (or, if the Commitments shall have terminated, the aggregate principal amount of the Loans) of the assignee Bank (together with its affiliates) shall be $10,000,000 or more. Each such assignment shall be made with (and subject to) the subscribed consent of the Borrower and the Administrative Agent (which shall not, in either case, be unreasonably withheld); provided that if an Assignee is an affiliate of such transferor Bank or is a Bank immediately prior to such assignment, or if at the time an Event of Default shall have occurred and be continuing, no such consent shall be required. Upon execution and delivery of such instrument, recording of such instrument as provided in Section 2.16(a), obtainment of the foregoing required consents (if any) and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment (or, if the Commitments shall have terminated, Loans in an aggregate principal amount) as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 8.4.

      (d) Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

      (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4, (and the Borrower shall not incur any greater liability for Taxes or Other Taxes pursuant to Section 8.4), than such Bank would have been entitled to receive with respect to the rights transferred (or than the Borrower was liable for with respect to the transferor Bank), unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

      SECTION 9.7 Governing Law; Submission to Jurisdiction, WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 9.8 Counterparts; Integration; Effectiveness. (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. The Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

      (b) This Agreement shall become effective on the date that the Administrative Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

      SECTION 9.9 Confidentiality. Each Agent and each Bank agrees to keep any information delivered or made available by the Borrower pursuant to the Loan Documents confidential from anyone other than persons employed or retained by such Bank and its affiliates who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent either Agent or any Bank from disclosing such information (a) to any other Bank or to any Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by any Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation to which any Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Agent's legal counsel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

      SECTION 9.10 Termination. This Agreement shall terminate upon the termination of all Commitments and repayment in full of the aggregate outstanding principal amount of the Loans, accrued interest thereon, and all fees and expenses and other amounts due and payable at such time; provided that the provisions of Sections 7.6, 8.3, 8.4 and 9.3 shall survive such termination.

      SECTION 9.11 Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in the Margin Regulations) as collateral in the extension or maintenance of the credit provided for in this Agreement. Each of the Banks acknowledges that the proceeds of the Loans hereunder will be used as described in Section 5.10.

      SECTION 9.12 Representations of Banks. (a) Each of the Banks represents and warrants to the Borrower that it is a corporation or association duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, as the case may be.

      (b) Each of the Banks represents and warrants to the Borrower that this Agreement constitutes a valid and binding agreement of it enforceable against it in accordance with the terms hereof subject to (i) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the rights of creditors of banks or other institutions generally from time to time in effect and (ii) equitable principles of general applicability.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                            NORFOLK SOUTHERN CORPORATION

                                 By /s/ William J. Romig
                                    ---------------------------------------
                                    Title:    Vice President & Treasurer
                                              Three Commercial Place
                                               Norfolk, Virginia 23510-2191
                                    Attention: William J. Romig
                                               Vice President and Treasurer
                                    Facsimile number: 804-629-2798


                                 BANKS
                                 -----

                                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                 By /s/ Patricia P. Lunka
                                    ---------------------------------------
                                    Title: Vice President


                                 MERRILL LYNCH CAPITAL CORPORATION

                                 By /s/ Christopher Birosak
                                    ---------------------------------------
                                    Title: Vice President


                                 THE BANK OF NEW YORK

                                 By /s/ Gregory P. Shefrin
                                    ---------------------------------------
                                    Title: Vice President


                                 THE BANK OF TOKYO-MITSUBISHI, LTD.
                                 ATLANTA AGENCY

                                 By /s/ Bill Otott
                                    ---------------------------------------
                                    Title: Vice President


                                 BANKERS TRUST COMPANY

                                 By /s/ Mary Kay Coyle
                                    ---------------------------------------
                                    Title: Assistant Vice President


                                 THE DAI-ICHI KANGYO BANK LTD.,
                                 NEW YORK BRANCH

                                 By /s/ Robert P. Gallagher Jr.
                                    ---------------------------------------
                                    Title: Assistant Vice President


                                 THE FIRST NATIONAL BANK OF CHICAGO

                                 By /s/ Gregory J. Sjullie
                                    ---------------------------------------
                                    Title: Vice President


                                 FIRST UNION NATIONAL BANK OF VIRGINIA

                                 By /s/ Louis E. Ellis
                                    ---------------------------------------
                                    Title: Vice President


                                 THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                 NEW YORK BRANCH

                                 By /s/ John V. Veltri
                                    ---------------------------------------
                                    Title: Senior Vice President


                                 ROYAL BANK OF CANADA

                                 By /s/ Brian Bolotin
                                    ---------------------------------------
                                    Title: Manager


                                 THE TOKAI BANK, LIMITED,
                                 NEW YORK BRANCH

                                 By /s/ Stuart M. Schulman
                                    ---------------------------------------
                                    Title: Deputy General Manager


                                 WACHOVIA BANK OF NORTH CAROLINA, N.A.

                                 By /s/ W. Charles Blocker, Jr
                                    ---------------------------------------
                                    Title: Vice President


                                 BANCA COMMERCIALE ITALIANA -
                                 NEW YORK BRANCH

                                 By /s/ Charles Dougherty
                                    ---------------------------------------
                                    Title: Vice President

                                 By /s/ Karen Purelis
                                    ---------------------------------------
                                    Title: Vice President


                                 CANADIAN IMPERIAL BANK OF COMMERCE

                                 By /s/ Paul T. LaHiff, Jr.
                                    ---------------------------------------
                                    Title: Managing Director


                                 FLEET NATIONAL BANK

                                 By /s/ Dorothy E. Bambach
                                    ---------------------------------------
                                    Title: Senior Vice President


                                 PNC BANK, NATIONAL ASSOCIATION

                                 By /s/ Daniel K. Fitzpatrick
                                    ---------------------------------------
                                    Title: Vice President


                                 SUNTRUST BANK, ATLANTA

                                 By /s/ Frank R. Callison
                                    ---------------------------------------
                                    Title: Vice President

                                 By /s/ Ruth E. Whitner
                                    ---------------------------------------
                                    Title: Vice President


                                 BAYERISCHE LANDESBANK GIROZENTRALE

                                 By /s/ Wilfried Freudenberger
                                    ---------------------------------------
                                    Title: Executive Vice President and
                                           General Manager

                                 By /s/ Alexander Kohnert
                                    ---------------------------------------
                                    Title: Vice President


                                 BANK OF MONTREAL, CHICAGO BRANCH

                                 By /s/ R.J. McClorey
                                    ---------------------------------------
                                    Title: Director


                                 COMERICA BANK

                                 By /s/ Tamara J. Gurne
                                    ---------------------------------------
                                    Title: Account Officer


                                 CORESTATES BANK, N.A.

                                 By /s/ Beverly J. Coller
                                    ---------------------------------------
                                    Title: Vice President


                                 CRESTAR BANK

                                 By /s/ Bruce W. Nave
                                    ---------------------------------------
                                    Title: Vice President


                                 KEYBANK NATIONAL ASSOCIATION

                                 By /s/ Michael J. Landini
                                    ---------------------------------------
                                    Title: Assistant Vice President


                                 MELLON BANK, N.A.

                                 By /s/ Martin J. Randal
                                    ---------------------------------------
                                    Title: Banking Officer


                                 THE MITSUBISHI TRUST AND BANKING
                                 CORPORATION

                                 By /s/ Patricia Loret de Mola
                                    ---------------------------------------
                                    Title: Senior Vice President


                                 THE ROYAL BANK OF SCOTLAND PLC

                                 By /s/ Derek Bonnar
                                    ---------------------------------------
                                    Title: Vice President


                                 TORONTO DOMINION (TEXAS), INC.

                                 By /s/ Neva Nesbit
                                    ---------------------------------------
                                    Title: Vice President


                                 THE ASAHI BANK, LTD.

                                 By /s/ S. Furukawa
                                    ---------------------------------------
                                    Title: SDGM

                                 By /s/ Wit Derby
                                    ---------------------------------------
                                    Title: Vice President


                                 CITIBANK N.A.

                                 By /s/ David L. Harris
                                    ---------------------------------------
                                    Title: Vice President


                                 CAISSE NATIONALE DE CREDIT AGRICOLE

                                 By /s/ David Bouhl
                                    ---------------------------------------
                                    Title: First Vice President, Head of
                                           Corporate Banking


                                 THE FUJI BANK, LIMITED
                                 NEW YORK BRANCH

                                 By /s/ Toshiaki Yakura
                                    ---------------------------------------
                                    Title: Senior Vice President


                                 THE SAKURA BANK, LTD.

                                 By /s/ Yoshikazu Nagura
                                    ---------------------------------------
                                    Title: Vice President


                                 THE SUMITOMO BANK, LIMITED

                                 By /s/ John C. Kissinger
                                    ---------------------------------------
                                    Title: Joint General Manager


                                 UNION BANK OF SWITZERLAND
                                 NEW YORK BRANCH

                                 By /s/ Robert L. Wells
                                    ---------------------------------------
                                    Title: Vice President

                                 By /s/ Samuel Azizo
                                    ---------------------------------------
                                    Title: Vice President


                                 BANK AUSTRIA AG

                                 By /s/ J. Anthony Seay
                                    ---------------------------------------
                                    Title: Vice President

                                 By /s/ Jeanine Ball
                                    ---------------------------------------
                                    Title: Assistant Vice President


                                 BANCA NAZIONALE DEL LAVORO SPA

                                 By /s/ Giuliano Violetta
                                    ---------------------------------------
                                    Title: First Vice President

                                 By /s/ Miguel J. Medida
                                    ---------------------------------------
                                    Title: Vice President


                                 DG BANK

                                 By /s/ Norah McCann
                                    ---------------------------------------
                                    Title: Senior Vice President

                                 By /s/ Karen A. Brinkman
                                    ---------------------------------------
                                    Title: Vice President


                                 DRESDNER BANK - NEW YORK AND
                                 GRAND CAYMAN BRANCHES

                                 By /s/ Robert Grella
                                    ---------------------------------------
                                    Title: Vice President

                                 By /s/ B. Craig Erickson
                                    ---------------------------------------
                                    Title: Vice President


                                 BANCA MONTE DEI PASCHI DI SIENA SPA

                                 By /s/ G. Natalicchi
                                    ---------------------------------------
                                    Title: Senior Vice President and
                                           General Manager

                                 By /s/ Brian R. Landy
                                    ---------------------------------------
                                    Title: Vice President


                                 THE SANWA BANK, LIMITED

                                 By /s/ William M. Plough
                                    ---------------------------------------
                                    Title: Vice President

                                 By /s/ Andrew N. Hammond
                                    ---------------------------------------
                                    Title: Vice President


                                 THE TOYO TRUST & BANKING CO., LTD.

                                 By /s/ T. Mikumo
                                    ---------------------------------------
                                    Title: Vice President


                                 WESTDEUTSCHE LANDESBANK

                                 By /s/ Cynthia M. Niesen
                                    ---------------------------------------
                                    Title: Managing Director

                                 By /s/ Karen E. Hoplock
                                    ---------------------------------------
                                    Title: Vice President


                                 ARAB BANK PLC, GRAND CAYMAN

                                 By /s/ Nofal S. Barbar
                                    ---------------------------------------
                                    Title: EVP - Regional Manager


                                 STAR BANK, N.A.

                                 By /s/ Rick Neltner
                                    ---------------------------------------
                                    Title: Vice President


                                 THE SUMITOMO TRUST AND BANKING CO., LTD.,
                                 NEW YORK BRANCH

                                 By /s/ Suraj P. Bhatia
                                    ---------------------------------------
                                    Title: Senior Vice President, Manager
                                           Corporate Finance Department


                                 per pro BROWN BROTHERS HARRIMAN & CO.

                                 By /s/ W. Carter Sullivan, III
                                    ---------------------------------------
                                    Title: Senior Manager


                                 MORGAN GUARANTY TRUST COMPANY NEW YORK,
                                 as Administrative Agent

                                 By /s/ Patricia P. Lunka
                                    ---------------------------------------
                                    Title:  Vice President
                                            60 Wall Street
                                            New York, New York 10260
                                 Attention: Loan Department
                                 Facsimile number: 212-648-5336
                                 Telex number: 177615 MGT UT


                                 MERRILL LYNCH CAPITAL CORPORATION,
                                 as Documentation Agent

                                 By /s/ Christopher Birosak
                                    ---------------------------------------
                                    Title:  Vice President
                                            World Financial Center
                                            North Tower
                                            250 Vesey Street
                                            New York, New York 10281
                                 Attention: Loan Department
                                 Facsimile number: 212-449-8230




                            COMMITMENT SCHEDULE

BANKS                                                   COMMITMENTS
-----                                                   -----------
Morgan Guaranty Trust Company of New York               $  250,000,000

Merrill Lynch Capital Corporation                       $  250,000,000

The Bank of New York                                    $  135,000,000

The Bank of Tokyo-Mitsubishi, Ltd. Atlanta Agency       $  135,000,000

Bankers Trust Company                                   $  135,000,000

The Dai-Ichi Kangyo Bank Ltd., New York Branch          $  135,000,000

The First National Bank of Chicago                      $  135,000,000

First Union National Bank of Virginia                   $  135,000,000

The Industrial Bank of Japan, Limited New York Branch   $  135,000,000

Royal Bank of Canada                                    $  135,000,000

The Tokai Bank, Limited, New York Branch                $  135,000,000

Wachovia Bank of North Carolina, N.A.                   $  135,000,000

Banca Commerciale Italiana - New York Branch            $  100,000,000

Canadian Imperial Bank of Commerce                      $  100,000,000

Fleet National Bank                                     $  100,000,000

PNC Bank, National Association                          $  100,000,000

SunTrust Bank, Atlanta                                  $  100,000,000

Bayerische Landesbank Girozentrale                      $   75,000,000

Bank of Montreal, Chicago Branch                        $   62,500,000

Comerica Bank                                           $   62,500,000

CoreStates Bank, N.A.                                   $   62,500,000

Crestar Bank                                            $   62,500,000

KeyBank National Association                            $   62,500,000

Mellon Bank, N.A.                                       $   62,500,000

The Mitsubishi Trust and Banking Corporation            $   62,500,000

The Royal Bank of Scotland plc                          $   62,500,000

Toronto Dominion (Texas), Inc.                          $   62,500,000

The Asahi Bank, Ltd.                                    $   37,500,000

Citibank N.A.                                           $   37,500,000

Caisse Nationale de Credit Agricole                     $   37,500,000

The Fuji Bank, Limited New York Branch                  $   37,500,000

The Sakura Bank, Ltd.                                   $   37,500,000

The Sumitomo Bank, Limited                              $   37,500,000

Union Bank of Switzerland New York Branch               $   37,500,000

Bank Austria AG                                         $   25,000,000

Banca Nazionale del Lavoro SpA                          $   25,000,000

DG Bank                                                 $   25,000,000

Dresdner Bank - New York and Grand Cayman Branches      $   25,000,000

Banca Monte dei Paschi di Siena SpA                     $   25,000,000

The Sanwa Bank, Limited                                 $   25,000,000

The Toyo Trust & Banking Co., Ltd.                      $   25,000,000

Westdeutsche Landesbank                                 $   25,000,000

Arab Bank plc, Grand Cayman                             $   15,000,000

Star Bank, N.A.                                         $   12,500,000

The Sumitomo Trust and Banking Co., Ltd.,
   New York Branch                                      $   12,500,000

per pro Brown Brothers Harriman & Co.                   $   10,000,000


TOTAL                                                   $3,500,000,000



                               PRICING SCHEDULE

         "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" means, for any day, the rate set forth below in the row opposite such term and in the column corresponding to the Status that applies on such day:

=========================================================================================
                      Level       Level       Level       Level       Level     Level
     Status             I           II         III         IV           V         VI
=========================================================================================
Euro-Dollar Margin    0.135%      0.15%       0.185%      0.215%      0.265%     0.45%
-----------------------------------------------------------------------------------------
CD Margin             0.26%       0.275%      0.31%       0.34%       0.39%      0.575%
-----------------------------------------------------------------------------------------
Facility Fee Rate     0.065%      0.075%      0.09%       0.11%       0.135 %    0.20%
=========================================================================================


         For purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Level I Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated A/A2 or higher.

         "Level II Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated A-/A3.

         "Level III Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB+/Baa1.

         "Level IV Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB/Baa2.

         "Level V Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB-/Baa3.

         "Level VI Status" exists at any date if, at such date, no other Status exists.

         "Moody's" means Moody's Investors Service, Inc.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. In the event of split ratings from Moody's and S&P, (i) if the ratings are one full rating category apart, Status shall be determined by the higher of the two ratings (unless the lower of such two ratings is BB+(Ba1) or lower, in which case Status shall be determined by the lower of such two ratings) and
(ii) if the ratings are more than one full rating category apart, Status shall be determined based on the rating at the midpoint between the two ratings, provided that if there is no rating at the midpoint between the two ratings, the higher of the two intermediate ratings (unless the lower of such two ratings is BB+(Ba1) or lower, in which case Status shall be determined by the lower of such two ratings) shall apply (e.g., BBB+/Baa2 results in Level III Status, BBB+/Baa3 and BBB/Baa3 both result in Level IV Status and BBB+/Ba1 results in Level V Status).